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                                                                    Exhibit 10.9

AT&T WIRELESS SERVICES, INC. 2001 LONG TERM INCENTIVE PLAN
EXECUTIVE NONSTATUTORY STOCK OPTION AGREEMENT AND TERMS AND CONDITIONS (Capitalized terms not otherwise defined in this Option Agreement have the same meanings as in the Plan.)

Pursuant to the AT&T WIRELESS SERVICES, INC. 2001 LONG TERM INCENTIVE PLAN (the "Plan"), a copy of which has been delivered to you, you have been granted an option (the "Option") to purchase Shares of AT&T Wireless common stock from AT&T Wireless Services, Inc. ("AT&T Wireless") at the per Share price indicated in this Option Agreement. The Option is subject to the terms and conditions of the Plan, and to the additional terms and conditions set forth in this Option Agreement.



NAME                                            OPTIONEE ID          XXXXXXXXX
Address Line 1             SOCIAL SECURITY NUMBER (US ONLY)        xxx-xx-xxxx
Address Line 2                                      PLAN ID
Address Line 3
Address Line 4
City, State, Zip

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              GRANT DATE       Month/Date/Year

             GRANT PRICE       $xx.xxxx

NUMBER OF SHARES GRANTED       X,xxx

   GRANT EXPIRATION DATE       Month/Date/Year
                               (This date is generally ten years from the Grant
                               Date and is the date upon which the Option expires unless it sooner terminates upon certain terminations of your employment as provided in this Option Agreement.)

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   GRANT VESTING DATE(s)       Six Months After Grant Date                   25%
(date optionee can first
   exercise a portion of
             the Option)       At the End of Each
                               Quarter Thereafter                          6.25%

     SHARES AVAILABLE ON       All Shares will be rounded down to the
         VESTING DATE(s)       nearest whole Share, and all rounded Shares will
                               become exercisable in the final period.

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  TERMINATION PROVISIONS       The Option may vest, expire or be forfeited on or
                               prior to the Grant Expiration Date as follows:

              RETIREMENT       Upon your termination of employment or services,
                               prior to the expiration of the Option, due to retirement upon attainment of age and AT&T
                               Wireless net credit service (as determined by the Committee in its sole discretion) requirements as follows:

                               Age   AND     AT&T Wireless net credit service of
                               ---           -----------------------------------
                               55                     10 years

                               the Option will continue to VEST AND BE
                               EXERCISABLE UNTIL THE ORIGINAL GRANT EXPIRATION DATE OF THE OPTION.

              DISABILITY       Upon your termination of employment or services,
                               prior to the expiration of the Option, under an AT&T Wireless approved disability plan (as determined by the Committee in its sole discretion), the Option will continue to VEST AND
                               BE EXERCISABLE UNTIL THE ORIGINAL GRANT
                               EXPIRATION DATE OF THE OPTION.

                   DEATH Upon your termination of employment or services by reason of death, or if you die following a termination of employment or services due to retirement or disability, then your estate or legal representative will have the right to exercise any portion of the Option that is outstanding (whether or not then exercisable) on the date of your death, UNTIL THE EARLIER OF THREE YEARS FROM YOUR DATE OF DEATH OR THE ORIGINAL GRANT EXPIRATION DATE OF THE OPTION.

        LEAVE OF ABSENCE       If you are placed on a military leave or other
                               approved leave of absence (as determined by the Committee in its sole discretion), the Option will continue to vest and be exercisable under its terms as if you remained an active employee, unless the Committee in its sole discretion determines otherwise.

  ALL OTHER TERMINATIONS       Upon your termination of employment for any
                               reason other than as described above or in the Section entitled "Change in Control", whether voluntary or involuntary, the Option will be IMMEDIATELY CANCELLED TO THE EXTENT NOT THEN
                               VESTED AND EXERCISABLE. ANY PORTION OF THE OPTION
                               THAT IS VESTED AND EXERCISABLE UPON YOUR
                               TERMINATION DATE WILL REMAIN EXERCISABLE UNTIL
                               THE EARLIER OF THE NINETIETH DAY AFTER THE DATE
                               OF TERMINATION OR THE ORIGINAL GRANT EXPIRATION
                               DATE OF THE OPTION, unless the Committee in its sole discretion determines otherwise. It is your responsibility to be aware of the date on which the Option terminates.

   TRANSFER BETWEEN AT&T       This will not be considered a termination
         WIRELESS AND AN       of your employment.
 AFFILIATE OR VICE VERSA


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     DISCHARGE FOR CAUSE       Upon your termination of employment or services
                               for cause, or if the Committee determines that you engaged in misconduct in connection with your employment or services, the Option will be immediately cancelled.

             COMPETITION       The Option will be forfeited and cancelled if,
                               without the consent of AT&T Wireless, while employed by or providing services to AT&T
                               Wireless or after termination of such employment or services, you establish a relationship with a competitor of AT&T Wireless or engage in activity which is in conflict with or adverse to the interest of AT&T Wireless, as determined in accordance with AT&T Wireless noncompetition requirements applicable to you.

       CHANGE IN CONTROL       In the event of a Corporate Transaction in which
                               the Option is assumed or substituted for by a successor company, the Option will become fully vested and exercisable if, within two years of the Corporate Transaction, your employment is terminated by the successor company without Cause or if you terminate employment for Good Reason.

                               For purposes of this Option Agreement, "Cause" means:

                               (1) Your conviction (including a plea of guilty or nolo contendere) of a felony involving theft or moral turpitude or relating to the business of the successor company, other than a felony predicated on your vicarious liability. Vicarious liability means, and means only, any liability which is based on acts of the successor company for which you are charged solely as a result of your offices with the successor company and in which either (a) you were not directly involved or did not have prior knowledge of such actions or inactions, or (b) counsel had advised that the action or inaction was permissible.

                               (2)  You engage in conduct that constitutes
                                    willful gross negligence or willful gross misconduct in carrying out your duties under this Option Agreement, resulting, in either case, in material economic harm to the successor company and its subsidiaries and divisions.

                               "Good Reason" means any termination of your employment, initiated by you, resulting from any of the following events, without your express written consent, which are not cured by the successor company within 20 days of your giving the successor company written notice thereof:

                               (1) A reduction in your base salary and target annual incentive bonus percentage or the failure of the successor company to provide you with stock options, restricted stock units and/or other equity incentive awards available to AT&T Wireless executives at a level comparable with your position.

                               (2)  The assignment to you of any duties
                                    inconsistent with, or any substantial
                                    alteration in, your status or
                                    responsibilities (other than as a result of your mental or physical incapacity) as in effect immediately prior thereto.

                               (3) A change in your work location of more than 50 miles from the work location as of the Corporate Transaction.

                               (4) A change in your reporting relationship that differs from the reporting relationship you had prior to the Corporate Transaction; provided, however, that subject to your written consent, you may be reassigned to an operating position or status comparable to this position as of the Corporate Transaction reporting to a comparable officer.

                               (5)  A diminution in title or a material
                                    diminution in duties, authority or
                                    responsibilities.

                               (6) A material breach of any provisions hereof by the successor company.

                               You must notify the successor company within 60 days following knowledge of an event you believe constitutes Good Reason, or such event will not constitute Good Reason hereunder.

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        EXERCISE PROCESS       The Option or any portion thereof (which number
                               will be at least 50 or the number of Shares that may then be exercised under the Option, whichever is less) may be exercised only upon payment of the exercise price thereof in full, and in accordance with procedures established by the AT&T Wireless Board or the Committee. Payment must be made in any combination of (a) cash; (b) Shares of AT&T Wireless common stock having a Fair Market Value, as determined in accordance with procedures established by the Committee, on the date of exercise equal to the aggregate exercise price of the Shares as to which the Option is being exercised; provided, however, that any AT&T Wireless common stock surrendered as payment must have been owned by you at least six months prior to the date of exercise; or (c) by a broker-assisted cashless exercise. Exercise of the Option will take effect on the date the notice of exercise, in good order, and payment of the exercise price and applicable tax withholdings are actually received in accordance with the procedures established by the AT&T Wireless Board or the Committee.

      DELIVERY OF SHARES       Within a reasonable period after the Option is
                               exercised, AT&T Wireless will deliver to you or your legal representative a statement reflecting ownership of Shares in the form of book entry or certificates for the number of Shares with respect to which you exercised the Option.
                               Neither you nor your legal representative will be, or have any of the rights and privileges of, a stockholder of AT&T Wireless in respect of any Shares purchasable upon the exercise of the Option, in whole or in part, unless and until book entry has been made or certificates have been issued for such Shares.

         TRANSFERABILITY       The Option is not transferable by you otherwise
                               than by will or the laws of descent and
                               distribution, and during your lifetime the Option may be exercised only by you or your guardian or legal representative.

             BENEFICIARY       You may, in accordance with procedures
                               established by the Committee, designate one or more beneficiaries to receive all or part of the Option in case of your death, and you may change or revoke such designation at any time. In the event of your death, any portion of the Option that is subject to such a designation (to the extent such designation is valid and enforceable under applicable law) will be distributed to such beneficiary or beneficiaries in accordance with this Option Agreement. Any other portion of the Option will be distributable to your estate. If there is any question as to the legal right of any beneficiary to receive a distribution hereunder, the Shares in question may be purchased by and distributed to your estate, in which event neither AT&T Wireless nor any Affiliate will have any further liability to anyone with respect to such Shares.


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       EMPLOYMENT RIGHTS       Neither the Plan nor this Option Agreement will
                               be construed as giving you the right to be retained in the employ of AT&T Wireless or any Affiliate.

         OTHER CORPORATE       If AT&T Wireless determines, on advice of
              PROVISIONS       counsel, that the listing, registration or
                               qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory agency or authority, is necessary or desirable as a condition of or in connection with the exercise of the Option, no portion of the Option may be exercised until or unless such listing, registration, qualification, consent or approval has been effected or obtained.

                               Any determination or decisions made or actions taken arising out of or in connection with the interpretation and administration of this Option Agreement and the Plan by the AT&T Wireless Board or the Committee will be final and conclusive.

                               This Option Agreement may be amended by the AT&T Wireless Board or the Committee provided that no such amendment may impair your rights hereunder without your consent.

                               AT&T Wireless may withhold or require you to pay any applicable withholding or other employment taxes due upon the exercise of the Option. You may elect to satisfy such withholding tax obligations by requesting that AT&T Wireless withhold Shares otherwise deliverable upon the exercise of the Option; provided, however, that the value of such withheld Shares does not exceed the employer's minimum required tax withholding rate.

                               The validity, construction and effect of this Option Agreement will be determined in accordance with the laws of the State of Washington, without giving effect to principles of conflict of laws, and applicable federal law.

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 By your signature below, you agree that the Option is granted under and governed by the terms of this Option Agreement, the Plan and the AT&T Wireless noncompetition requirements applicable to you. By your signature below, you also acknowledge receipt of copies of the Plan and the plan summary.


ACCEPTED BY:                               AT&T WIRELESS SERVICES, INC.


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Employee                   Date



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